Exhibit 99.1

News

Contacts:

Media:

Sheryl Williams

610-738-6493

swilliam@cephalon.com

Investors

Robert (Chip) Merritt

610-738-6376

cmerritt@cephalon.com

Cephalon Statement on Federal Trade Commission Action

Regarding PROVIGIL Patent Settlements

FRAZER, Pa., February 13, 2008 — Cephalon, Inc., (Nasdaq: CEPH) issued the following statement in response to a complaint filed today by the U.S.  Federal Trade Commission (FTC) in U.S. District Court for the District of Columbia challenging the validity of certain agreements entered into by the company in late 2005 and early 2006 to settle the PROVIGIL® (modafinil) [C-IV] patent infringement litigation and seeking to permanently enjoin the Company from maintaining or enforcing these agreements.

 Cephalon stands by the strength and validity of our PROVIGIL patents and the legal basis for these settlements.  We are disappointed that the FTC has determined to challenge these agreements as we believe they fully comply with both the spirit and letter of the antitrust laws.  As importantly, our settlements confer a meaningful benefit to U.S. consumers by providing for the entry of generic modafinil three years early.

Cephalon is prepared to vigorously defend itself in this matter and expects to prevail.

About Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and commercialization of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction.  A member of the Fortune 1000, Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. The company’s European headquarters are located in Maisons-Alfort, France.

SOURCE:  Cephalon, Inc. ● 41 Moores Road ● Frazer, PA  19355 ● (610) 344-0200 ● Fax (610) 344-0981

The company’s proprietary products in the United States include: PROVIGIL, FENTORA® (fentanyl buccal tablet) [C-II], TRISENOX® (arsenic trioxide) injection, AMRIX® (cyclobenzaprine hydrochloride extended-release capsules), VIVITROL® (naltrexone for extended-release injectable suspension), GABITRIL® (tiagabine hydrochloride), NUVIGIL™ (armodafinil) Tablets [C-IV] and ACTIQ® (oral transmucosal fentanyl citrate) [C-II].  The company also markets numerous products internationally.  Full prescribing information on its U.S. products is available at http://www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; legal matters, including the ultimate outcome of the FTC litigation or the amount of time it will take for the FTC litigation to be resolved; market prospects for its products; sales, adjusted net income and basic adjusted income per common share guidance; and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

SOURCE:  Cephalon, Inc. ● 41 Moores Road ● Frazer, PA  19355 ● (610) 344-0200 ● Fax (610) 344-0981